Exhibit (10)b
KIMBERLY-CLARK CORPORATION
EXECUTIVE SEVERANCE PLAN
As
Amended and Restated
As of December 31, 2014
1.    Preamble and Statement of Purpose. The purpose of this Plan is to assure the Corporation that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives of the Corporation notwithstanding the possibility, threat or occurrence of a change of control of the Corporation.
In the event the Corporation receives any proposal from a third person concerning a possible business combination with the Corporation, or acquisition of the Corporation’s equity securities, or otherwise considers or pursues a transaction that could lead to a change of control, the Committee believes it imperative that the Corporation and the Board of Directors of the Corporation (the “Board”) be able to rely upon key executives to continue in their positions and be available for advice, if requested, without concern that those individuals might be distracted by the personal uncertainties and risks created by such a possibility.
Should the Corporation receive or consider any such proposal or transaction, in addition to their regular duties, such key executives may be called upon to assist in the assessment of the proposal or transaction, to advise management and the Board as to whether the proposal or transaction would be in the best interest of the Corporation and its stockholders, and to take such other actions as the Board might determine to be appropriate.
2.Definitions. As used in this Plan, the following terms shall have the following respective meanings:
(a)Agreements: Executive Severance Agreements in substantially the forms approved by the Committee and attached hereto as Exhibit A (for Tier I Participants) or Exhibit B (for Tier II Participants) which provide for participation and payment under this Plan.
(b)    Annual Bonus Amount: For any Participant, the three year average of the annual awards paid to the Participant under the Kimberly-Clark Corporation Executive Officer Achievement Award Program or the Kimberly-Clark Corporation Management Achievement Award Program, as applicable, or any successor or additional plan (the “Bonus Program”). The three year average of the annual awards paid to the Participant will be determined based on the higher of the three year period consisting of either (i) the year in which the Relevant Date occurred (or, if the bonus is not yet paid as of the Relevant Date, for the preceding year) and the two preceding years or, (ii) the year of the Qualified Termination of Employment (or, if the bonus is not yet paid as of the Qualified Termination of Employment, for the preceding year) and the two preceding years. If a Participant has been paid less than three years of annual awards the Annual Bonus Amount will be determined based on the average dollar amount of the annual awards paid in prior years to the Participant under the Bonus Program. If a Participant has not received any prior payment of annual awards, the Annual Bonus Amount under the Bonus Program will be determined as follows:

(i)     For a Participant classified at the Corporation’s Grade 1 through 4 level, as defined by the Corporation’s compensation department, the Annual Bonus Amount shall be based on the average dollar amount of the annual awards paid over the prior three year period to other employees at the same grade level.

(ii)    For a Participant at the GSLT level (except for the Chief Executive Officer of the Corporation), the Annual Bonus Amount shall be based on the average dollar amount of the annual awards paid over the prior three year period to Participants at GSLT level.

(iii)    For the Chief Executive Officer of the Corporation, the Annual Bonus Amount shall be based on the average dollar amount of the annual awards paid over the prior three year period to the previous Chief Executive Officer(s) of the Corporation.

Notwithstanding anything in this Plan to the contrary, this definition may be amended at the discretion of the Committee to allow any amounts payable by the Corporation to comply with the definition of performance based compensation under Section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder).

(c)Cause: The term “Cause” shall mean any of the following:

(i)    the commission by the Participant of a felony;

(ii)    the Participant’s dishonesty, habitual neglect or incompetence in the management of the affairs of the Corporation; or

(iii)    the refusal or failure by the Participant to act in accordance with any lawful directive or order of the Corporation, or an act or failure to act by the Participant which is in bad faith and which is detrimental to the Corporation.

(d)Change of Control: A “Change of Control” shall be deemed to have taken place upon the first of the following to occur: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Corporation having

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30% or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation.
(e)Code: The Internal Revenue Code of 1986, as amended.
(f)Committee: The Management Development and Compensation Committee of the Board.
(g)Corporation: Kimberly-Clark Corporation and any successor thereto that assumes this Plan and the Agreements pursuant to Section 12 below.
(h)Eligible Executive: Those key executives of the Corporation and its Subsidiaries who are from time to time designated by the Committee as, or who pursuant to criteria established by the Board or the Committee are, eligible to receive an Agreement.
(i)Equity Plans: The Kimberly-Clark Corporation 2011 Equity Participation Plan, the Kimberly-Clark Corporation 2001 Equity Participation Plan, and any successor or additional plans under which a Participant receives stock options, restricted stock or other equity-based compensation.
(j)Excise Tax: The excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.
(k)Fair Market Value: With respect to any publicly traded equity security, the reported closing price of such security on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or, if no such sale shall have been made on that day, on the last preceding day on which there was such a sale; and with respect to any other property, the fair market value thereof as determined by the Committee in good faith.
(l)Good Reason: Termination by the Participant for “Good Reason” shall mean the Separation from Service during the two year time period following the initial existence (without the Participant’s express written consent) of any one of the following conditions:
(i) A material diminution in the Participant’s base compensation.

(ii)A material diminution in the Participant’s authority, duties or responsibilities.

(iii)A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the board of directors of the Corporation.

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(iv) A material diminution in the budget over which the Participant retains authority.

(v) A material change in the geographic location at which the Participant must perform the services.

(vi)    Any other action or inaction that constitutes a material breach by the Corporation of any agreement under which the Participant provides services.

The Participant must provide notice to the Corporation of the existence of any of the above conditions within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Corporation must be provided a period of at least 30 days during which it may remedy the condition and not be required to pay the amount.
The Participant’s right to terminate the Participant’s employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness. The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
(m)Multiplier: For a Tier I Participant, two; and for a Tier II Participant, one.
(n)Net After Tax Receipt: The Value of a Payment, net of all taxes imposed on a Participant with respect thereto under Sections 1 and 4999 of the Code, under Section 3121 of the Code, and any state and local income taxes, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Participant’s taxable income for the immediately preceding taxable year.
(o)Participant: An Eligible Executive who is a party to an Agreement which has not been terminated in accordance with the terms of this Plan.
(p)Payment: Any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of a Participant, whether paid or payable pursuant to this Plan or otherwise.
(q)Qualified Termination of Employment: The Participant’s Separation from Service with the Corporation and/or its Subsidiaries either (i) within the two (2) year period following a Change of Control of the Corporation (A) by the Corporation without Cause or, (B) by the Participant with Good Reason, or (ii) by the Corporation without Cause before a Change of Control, if a Change of Control occurs within one year after such Separation from Service and it is reasonably demonstrated by the Participant that such Separation from Service was at the request of a third party that had taken steps reasonably calculated to effect a Change of Control or otherwise arose in connection with or in anticipation of a Change of Control. A transfer of employment for

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administrative purposes among the Corporation and its Subsidiaries shall not be deemed a Qualified Termination of Employment, but if such a transfer results in the occurrence of Good Reason, the affected Participant shall have the right to Separate from Service for Good Reason and such separation shall be a Qualified Termination of Employment.
(r)Reduced Amount: With respect to a Participant, the greatest aggregate amount of Separation Payments which (a) is less than the sum of all Separation Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the Participant were paid the sum of all Separation Payments.
(s)Relevant Date: In the case of a Qualified Termination of Employment as described in clause (ii) of the definition of “Qualified Termination of Employment,” the date of such Qualified Termination of Employment and, in all other cases, the date of the Change of Control.
(t)Separation from Service: Termination of employment with the Corporation or a Subsidiary. A Separation from Service will be deemed to have occurred if the Participant’s services with the Corporation or a Subsidiary is reduced to an annual rate that is 20 percent or less of the services rendered, on average, during the immediately preceding three years of employment (or if employed less than three years, such lesser period).
(u)Separation Payment: With respect to a Participant, a Payment paid or payable to the Participant pursuant to this Plan or an Agreement (disregarding Section 9 of this Plan).
(v)Severance Period: For a Tier I Participant, the period of two years beginning on the date of the Qualified Termination of Employment; and for a Tier II Participant, the period of one year beginning on the date of the Qualified Termination of Employment.
(w)Subsidiary: Any domestic or foreign corporation at least twenty percent (20%) of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Corporation or by other Subsidiaries, provided, however, that “at least fifty percent (50%)” shall replace “at least twenty percent (20%)” where there is not a legitimate business criteria for using such lower percentage.
(x)Tier I Participant: A Participant whose Agreement indicates that he or she is a Tier I Participant.
(y)Tier II Participant: A Participant whose Agreement indicates that he or she is a Tier II Participant.
(z)Value: With respect to a Payment, the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code or any other applicable date, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.
3.Participation; Agreements. Eligible Executives shall be proffered an Agreement and upon execution and delivery thereof by the Eligible Executive evidencing such Eligible Executive’s agreement not to voluntarily leave the employ of the Corporation and its Subsidiaries and to continue to render services during the

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pendency of any threatened Change of Control of the Corporation, such Eligible Executive shall become a Participant. Each Agreement shall indicate whether the Participant to whom it is proffered will be a Tier I Participant or a Tier II Participant. A Participant shall cease to be a Participant in the Plan upon the termination of the Participant’s Agreement in accordance with its terms.
4.Separation from Service of Participants. Nothing in this Plan shall be deemed to entitle a Participant to continued employment with the Corporation and its Subsidiaries and the rights of the Corporation to separate a Participant from service shall continue as fully as though this Plan were not in effect, provided that any Qualified Termination of Employment shall entitle the Participant to the benefits herein provided. In addition, nothing in this Plan shall be deemed to entitle a Participant under this Plan to any rights, or to payments under this Plan, with respect to any plan in which the Participant was not a participant prior to a Qualified Termination of Employment.
5.Payments Upon Qualified Termination of Employment. In the event of a Qualified Termination of Employment of a Participant, a lump sum cash payment or payments shall be made to such Participant as compensation for services rendered, in an amount or amounts (subject to any applicable payroll or other taxes required to be withheld) equal to the sum of the amounts specified in subsections (a) through (f) below, such payments to be made within 10 days following the later of the date of Separation from Service or the date of the Change of Control except to the extent not yet calculable, in which case such portions shall be paid as soon as practicable following the ability to calculate the amount. Notwithstanding the foregoing, except as provided in Section 9, all amounts payable under the terms of this Plan shall be payable no later than March 15 of the year following the later of the date of Separation from Service or the date of the Change of Control. Notwithstanding anything in this Section 5 to the contrary, any amounts which are payable due to amounts the Executive would have been entitled under a deferred compensation plan required to meet the requirements of Section 409A of the Code and the regulations promulgated thereunder, such amounts shall be payable at the date it would have been payable if the Executive were entitled to this amount under the terms of the deferred compensation plan.

(a)     Salary Plus Incentive Compensation. A lump sum amount equal to the Multiplier times the sum of (a) the Participant’s annual base salary at the rate in effect immediately prior to the Relevant Date or, if higher, immediately before the Qualified Termination of Employment and (b) the Annual Bonus Amount;
(b)     Equity Participation Plan - Option Shares. (i) Except with respect to incentive stock options outstanding at the effective date of the Participant’s Agreement for which the Option Price is lower than the Fair Market Value of the Stock at such date, all stock options that were granted to the Participant under any of the Equity Plans, including but not limited to any substitute plans adopted prior to the Relevant Date (or any successor or additional plan), that were outstanding both on the Relevant Date and immediately before the Qualified Termination of Employment, shall vest and become exercisable and the Qualified Termination of Employment of the Participant shall be deemed a retirement for purposes of exercising the stock options under the

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terms of the Equity Plans, and (ii) notwithstanding the foregoing, with respect to Incentive Stock Options that were outstanding at the effective date of the Participant’s Agreement for which the Option Price is lower than the Fair Market Value of the Stock at such date, and which were forfeited upon the Participant’s Separation from Service, a lump sum amount equal to the excess of (I) the aggregate Fair Market Value on the date of termination of the shares of common stock of the Corporation or other equity security then subject to such Incentive Stock Options over (II) the aggregate option price for such shares or other equity security;
(c)     Restricted Stock. A lump sum amount equal to the sum of (i) with respect to restricted shares and/or restricted share units granted to the Participant under any of the Equity Plans that were outstanding but not vested on the Relevant Date where such vesting of restricted shares and/or restricted share units was not determined by the attainment of performance goals, and which are forfeited as a result of the Participant's Separation from Service, an amount equal to the Fair Market Value of an equivalent number of shares of common stock of the Corporation (or such other equity security into which the restricted shares and/or restricted share units has been converted) on the date of Separation from Service, and (ii) an amount equal to the Average PRSU Payout multiplied by the number of annual PRSU grants which are forfeited due to the Qualified Termination of Employment. The forfeited restricted shares and/or restricted share units determined by the attainment of performance goals according to a schedule determined by the Committee will not be paid. For purposes of this subsection (c) the Average PRSU Payout shall mean the three year average of the dollar amount of the restricted shares and/or restricted share units determined by the attainment of performance goals (the “PRSU’s”) awards paid to the Participant under the Equity Plans, or any successor or additional plan. The three year average of the PRSU’s paid to the Participant will be determined based on the higher of two dollar amount averages computed during alternative three year periods consisting of either (i) the year in which the Relevant Date occurred (or, if the award is not yet paid as of the Relevant Date, for the preceding year) and the two preceding years or, (ii) the year of the Qualified Termination of Employment (or, if the award is not yet paid as of the Qualified Termination of Employment, for the preceding year) and the two preceding years. If a Participant has been paid less than three years of PRSU’s the three year average of the PRSU’s paid to the Participant will be determined based on the average dollar amount of the PRSU’s paid in prior years to the Participant under the Equity Plans, or any successor or additional plan. If a Participant has not received any prior payment of PRSU’s, the Average PRSU Payout under the Equity Plans, or any successor or additional plan, will be determined as follows:

(i)    For a Participant classified at the Corporation’s Grade 1 through 4 level, as defined by the Corporation’s compensation department, the Average PRSU Payout

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shall be calculated based on the prior three year average dollar amount of the PRSU’s paid to other employees at the same grade level.

(ii)    For a Participant at the GSLT level (except for the Chief Executive Officer of the Corporation), the Average PRSU Payout shall be calculated based on the prior three year average dollar amount of the PRSU’s paid to Participants at GSLT level.

(iii)    For the Chief Executive Officer of the Corporation, the Average PRSU Payout shall be calculated based on the prior three year average dollar amount of the PRSU’s paid to the previous Chief Executive Officer(s) of the Corporation.

Notwithstanding anything in this Plan to the contrary, this definition may be amended at the discretion of the Committee to allow any amounts payable by the Corporation to comply with the definition of performance based compensation under Section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder);
(d)    Successor or Additional Stock Appreciation Right, Incentive Compensation, and Bonus Plan. A lump sum amount equal to the payment to which the Participant would have been entitled had all amounts awarded or granted to the Participant, vested or matured, under any stock appreciation right, incentive compensation, and bonus plans, which are adopted after the effective date of the Participant’s Agreement and in which the Participant participates immediately prior to the Relevant Date, including but not limited to any substitute plans adopted prior to the Relevant Date (or any successor or additional plan), which had not vested or matured as of the date of Separation from Service and will not vest or mature as a result of the Participant’s Separation from Service, such payment to be determined as though such award or grant had vested or matured on the date of termination of the Participant’s employment;
(e)    401(k) and Profit Sharing Plan. A lump sum amount equal to (a) in the case of a Tier I Participant, the Participant’s maximum matching contribution and an assumed 3% profit sharing contribution under the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan (or any successor or additional plans) and the Kimberly-Clark Corporation Retirement Contribution Excess Benefit Program (or any successor or additional plans) (individually the “EBP” and collectively, the “401(k) and Profit Sharing Plan”) to which the Participant would have been entitled if he had remained employed by the Corporation for the Severance Period at the rate of annual compensation specified in Section 5(a) above except that the Annual Bonus Amount shall be treated as earned for the year in which separation occurred and the balance of the Severance Period and no award actually earned in, and paid for, the year in which termination occurred shall be considered, plus (b) for all Participants, the excess of (I) the benefits under the 401(k) and Profit Sharing Plan to which

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the Participant would be entitled if the Participant were fully vested in all of his or her benefits under the 401(k) and Profit Sharing Plan at the date of Separation from Service, over (II) the value of the benefits to which the Participant is actually entitled at the date of termination of employment, based upon the value of the Participant’s account as of the most recent valuation date before the date of the Qualified Termination of Employment. Notwithstanding anything in Section 5 to the contrary, any amounts under subsection (b) of this subparagraph which are payable due to amounts the Participant would have been entitled under the EBP shall be payable at the date such amount would have been payable if the Participant were entitled to this amount under the terms of the EBP; and
(f)    Medical and Dental Benefits. A lump sum amount equal to (a) the amount of the monthly premiums that the Participant would be required to pay, if he or she elected “COBRA” continuation coverage under the medical and dental plans of the Corporation in which the Participant was participating immediately before the Qualified Termination of Employment, based upon the premium rates in effect as of the date of the Qualified Termination of Employment, times (b) for a Tier I participant, 24, and for a Tier II participant, 12.
6.Other Terms and Conditions. The Agreement to be entered into pursuant to this Plan shall contain such other terms, provisions and conditions not inconsistent with this Plan as shall be determined by the Committee. Where appearing in this Plan or the Agreement, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise.
7.Non-Assignability. Each Participant’s rights under this Plan shall be non-transferable except by will or by the laws of descent and distribution.
8.Unfunded Plan. The Plan shall be unfunded. Neither the Corporation nor the Board shall be required to segregate any assets that may at any time be represented by benefits under the Plan. Neither the Corporation nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Corporation to any Participant with respect to any benefit shall be based solely upon any contractual obligations created by the Plan and the Agreement; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Corporation.
9.Certain Reduction of Payments by the Corporation.
(a)Anything in this Plan to the contrary notwithstanding, in the event Deloitte & Touche LLP or such other certified public accounting firm designated by the Corporation (the “Accounting Firm”) shall determine that receipt of all Payments would subject a Participant to tax under Section 4999 of the Code, it shall determine whether some amount of Separation Payments would meet the definition of a “Reduced Amount.” If the Accounting Firm determines that there is a Reduced Amount, the aggregate Separation Payments shall be reduced to such Reduced Amount. All fees payable to the Accounting Firm with respect to this Section 9 shall be paid solely by the Corporation.

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(b)If the Accounting Firm determines that aggregate Separation Payments should be reduced to the Reduced Amount, the Corporation shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof, and the Participant may then elect, in his or her sole discretion, which and how much of the Separation Payments that are not required to meet the requirements of Section 409A of the Code and the regulations promulgated thereunder shall be eliminated or reduced (as long as after such election the Value of the aggregate Separation Payments equals the Reduced Amount), and shall advise the Corporation in writing of his or her election within ten days of his receipt of notice. If no such election is made by the Participant within such ten-day period, the Corporation may elect which of such Separation Payments that are not required to meet the requirements of Section 409A of the Code and the regulations promulgated thereunder shall be eliminated or reduced (as long as after such election the Value of the aggregate Separation Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. All determinations made by the Accounting Firm under this Section shall be binding upon the Corporation and the Participant and shall be made as promptly as practicable. Following such determination, the Corporation shall pay to or distribute for the benefit of the Participant such Separation Payments as are then due to the Participant under Section 5 of this Plan and shall promptly pay to or distribute for the benefit of the Participant in the future such Separation Payments as become due to the Participant under this Plan. Notwithstanding the prior sentence, such determination by the Accounting Firm shall be made within 60 days, and the payment by the Corporation shall be made within 90 days, of the later of a Separation from Service of the Executive or the date of the Change of Control (or, if earlier, March 15 of the year following the later of the date of Separation from Service or the date of the Change of Control).
(c)While it is the intention of the Corporation to reduce the amounts payable or distributable to a Participant hereunder only if the aggregate Net After Tax Receipts to the Participant would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Corporation to or for the benefit of a Participant pursuant to this Plan which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will have not been paid or distributed by the Corporation to or for the benefit of a Participant pursuant to this Plan could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm determines that an Overpayment has been made, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Participant which the Accounting Firm believes has a high probability of success, any such benefit of a Participant shall be treated for all purposes as a loan to the Participant which the Participant shall repay to the Corporation together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be

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deemed to have been made and no amount shall be payable by a Participant to the Corporation if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Notwithstanding anything in this Plan or any Agreement to the contrary, the payment will be conditioned upon the Overpayment or Underpayment meeting the requirements of Section 409A of the Code and the regulations promulgated thereunder.
10.No Duty to Mitigate. In no event shall any Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Plan, and such amounts shall not be reduced whether or not the Participant obtains other employment.
11.Termination and Amendment of this Plan. The Committee shall have power at any time, in its discretion, to amend, abandon or terminate this Plan, in whole or in part; except that no amendment, abandonment or termination shall impair or abridge the obligations of the Corporation under any Agreements previously entered into pursuant to this Plan except as expressly permitted by the terms of such Agreements.
12.Successors. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly and agree to perform this Plan and the Agreements in the same manner and to the same extent that the Corporation would be required to perform them if no such succession had taken place.
13.Effective Date. This amended and restated Plan shall become effective on December 31, 2014.

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Exhibit A
Tier I Agreement

KIMBERLY-CLARK CORPORATION
Executive Severance Agreement
As of December 31, 2014
AGREEMENT made effective as of the 31st day of December, 2014, between KIMBERLY-CLARK CORPORATION, a Delaware corporation, and ______ (the “Executive”).
W I T N E S S E T H:
WHEREAS, the Committee has approved the Corporation entering into severance agreements with key executives of the Corporation and its subsidiaries pursuant to the Executive Severance Plan (the “Plan”); and
WHEREAS, the Executive is a key executive of the Corporation or one of its subsidiaries and has been selected by the Committee as a key executive to be an Executive under the Plan; and
WHEREAS, should the Corporation receive or learn of any proposal by or from a third person concerning a possible business combination with, or acquisition of equity securities of, the Corporation, or should the Corporation otherwise consider or pursue a transaction that could lead to a change of control, the Committee believes it imperative that the Corporation and the Board be able to rely upon the Executive to continue in the Executive’s position, and that they be able to receive and rely upon the Executive’s advice, if they request it, as to the best interests of the Corporation and its stockholders, without concern that the Executive might be distracted by the personal uncertainties and risks created by such a possibility; and
WHEREAS, should the Corporation receive or consider any such proposal or transaction, in addition to the Executive’s regular duties, the Executive may be called upon to assist in the assessment of the proposal or transaction, advise management and the Board as to whether the proposal or transaction would be in the best interest of the Corporation and its stockholders, and to take such other actions as the Board might determine to be appropriate;
NOW, THEREFORE, to assure the Corporation that it will have the continued dedication of the Executive and the availability of the Executive’s advice and counsel notwithstanding the possibility, threat or occurrence of such a proposal or transaction, and to induce the Executive to remain in the employ of the Corporation, and for other good and valuable consideration, the Corporation and the Executive agree as follows:
In the event a third person, in order to effect a Change of Control (as hereinafter defined), begins a tender or exchange offer, circulates a proxy to stockholders, or takes other steps, or in the event the Corporation considers taking, or decides to take, steps that are expected to lead to a Change of Control, the Executive agrees that the Executive will not voluntarily leave the employ of the Corporation, and will render the services contemplated in the recitals to this Agreement and the Plan, until the efforts by the third party or the Corporation to effect a Change of Control are abandoned or until a Change of Control has occurred.
1.Lump-Sum Cash Payment. In the event of a Qualified Termination of Employment (as hereinafter defined) the Corporation will pay to the Executive, as compensation for services rendered to the Corporation a lump-sum cash amount or amounts (subject to any applicable payroll or other taxes required to be withheld) calculated by adding the amounts specified in subparagraphs (a) through (f) below, such payments to be made within 10 days following the later of the date of Separation from Service or the date of the Change of Control, except to the extent not yet calculable, in which case such portions shall be paid as soon as practicable following the ability to calculate the amount. Notwithstanding the foregoing, except as provided in Paragraph 5, all amounts payable under the terms of the Plan shall be payable no later than March 15 of the year following the later of the date of Separation from Service or the date of the Change of Control. Notwithstanding anything in this Paragraph 1 to the contrary, any amounts which are payable due to amounts the Executive would have been entitled under a deferred compensation plan required to meet the requirements of Section 409A of the Code and the regulations promulgated thereunder, such amounts shall be payable at the date it would have been payable if the Executive were entitled to this amount under the terms of the deferred compensation plan.
(a)Salary plus Incentive Compensation.     A lump sum amount equal to two times the sum of (a) the Executive’s annual base salary at the rate in effect immediately prior to the Relevant Date or, if higher, immediately before the Qualified Termination of Employment and (b) the Annual Bonus Amount;
(b) Equity Participation Plan - Option Shares. (a) Except with respect to incentive stock options outstanding at the effective date of the Executive’s Agreement for which the Option Price is lower than the Fair Market Value of the Stock at such date, all stock options that were granted to the Executive under any of the Equity Plans, including but not limited to any substitute plans adopted prior to the Relevant Date (or any successor or additional plan), that were outstanding both on the Relevant Date and immediately before the Qualified Termination of Employment, shall vest and become exercisable and the Qualified Termination of Employment of the Executive shall be deemed a retirement for purposes of exercising the stock options under the terms of the Equity Plans, and (b) notwithstanding the foregoing, with respect to Incentive Stock Options that were outstanding at the effective date of the Executive’s Agreement for which the Option Price is lower than the Fair Market Value of the Stock at such date, and which were forfeited upon the Executive’s Separation from Service, a lump sum amount equal to the excess of (I) the aggregate Fair Market Value on the date of separation of the shares of common stock of the Corporation or other equity security then subject to such Incentive Stock Options over (II) the aggregate option price for such shares or other equity security;

(c)Restricted Stock. A lump sum amount equal to the sum of (i) with respect to restricted shares and/or restricted share units granted to the Executive under any of the Equity Plans that were outstanding but not vested on the Relevant Date, where such vesting of restricted shares and/or restricted share units was not determined by the attainment of performance goals, and which are forfeited as a result of the Executive’s Separation from Service, an amount equal to the Fair Market Value of an equivalent number of shares of common stock of the Corporation (or such other equity security into which the restricted shares and/or restricted share units has been converted) on the date of Separation of Service, and (ii) an amount equal to the Average PRSU Payout multiplied by the number of annual PRSU grants which are forfeited due to the Qualified Termination of Employment. The forfeited restricted shares and/or restricted share units determined by the attainment of performance goals according to a schedule determined by the Committee will not be paid. For purposes of this subsection (iii) the Average PRSU Payout shall mean the three year average of the dollar amount of the restricted shares and/or restricted share units determined by the attainment of performance goals (the “PRSU’s”) awards paid to the Executive under the Equity Plans, or any successor or additional plan. The three year average of the PRSU’s paid to the Executive will be determined based on the higher of two dollar amount averages computed during alternative three year periods consisting of either (i) the year in which the Relevant Date occurred (or, if the award is not yet paid as of the Relevant Date, for the preceding year) and the two preceding years or, (ii) the year of the Qualified Termination of Employment (or, if the award is not yet paid as of the Qualified Termination of Employment, for the preceding year) and the two preceding years. If an Executive has been paid less than three years of PRSU’s the three year average of the PRSU’s paid to the Executive will be determined based on the average dollar amount of the PRSU’s paid in prior years to the Executive under the Equity Plans, or any successor or additional plan. If an Executive has not received any prior payment of PRSU’s, the Average PRSU Payout under the Equity Plans, or any successor or additional plan, will be determined as follows:
(1)    For an Executive classified at the Corporation’s Grade 1 through 4 level, as defined by the Corporation’s compensation department, the Average PRSU Payout shall be calculated based on the prior three year average dollar amount of the PRSU’s paid to other employees at the same grade level.
(2)    For an Executive at GSLT level (except for the Chief Executive Officer of the Corporation), the Average PRSU Payout shall be calculated based on the prior three year average dollar amount of the PRSU’s paid to Executives at GSLT level.

(3)    For the Chief Executive Officer of the Corporation, the Average PRSU Payout shall be calculated based on the prior three year average dollar amount of the PRSU’s paid to the previous Chief Executive Officer(s) of the Corporation.
Notwithstanding anything in the Plan to the contrary, this definition may be amended at the discretion of the Committee to allow any amounts payable by the Corporation to comply with the definition of performance based compensation under section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder);
(d)Successor or Additional Stock Appreciation Right, Incentive Compensation, and Bonus Plan. A lump sum amount equal to the payment to which the Executive would have been entitled had all amounts awarded or granted to the Executive, vested or matured, under any stock appreciation right, incentive compensation, and bonus plans, which are adopted after the effective date of the Executive’s Agreement and in which the Executive participates immediately prior to the Relevant Date, including but not limited to any substitute plans adopted prior to the Relevant Date (or any successor or additional plan), which had not vested or matured as of the date of Separation of Service and will not vest or mature as a result of the Executive’s Separation from Service, such payment to be determined as though such award or grant had vested or matured on the date of the Executive’s Separation from Service;
(e)401(k) and Profit Sharing Plan. A lump sum amount equal to (a) the Executive’s maximum matching contribution and an assumed 3% profit sharing contribution under the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan (or any successor or additional plans) and the Kimberly-Clark Corporation Retirement Contribution Excess Benefit Program (or any successor or additional plans) (individually the “EBP” and collectively, the “401(k) and Profit Sharing Plan”) to which the Executive would have been entitled if he had remained employed by the Corporation for the Severance Period at the rate of annual compensation specified in subparagraph (a) of Paragraph 1 above except that the Annual Bonus Amount shall be treated as earned for the year in which separation of service occurred and the balance of the Severance Period and no award actually earned in, and paid for, the year in which separation of service occurred shall be considered, plus (b) the excess of (I) the benefits under the 401(k) and Profit Sharing Plan to which the Executive would be entitled if the Executive were fully vested in all of his or her benefits under the 401(k) and Profit Sharing Plan at the date of Separation of Service, over (II) the value of the benefits to which the Executive is actually entitled at the date of Separation of Service, based upon the value of the Executive’s account as of the most recent valuation date before the date of the Qualified Termination of Employment. Notwithstanding anything in Paragraph 1 to the contrary, any amounts under subsection (b) of this subparagraph which are payable due to amounts the Executive would have been entitled under the EBP shall be payable at the date such amount would have been payable if the Executive were entitled to this amount under the terms of the EBP; and
(f) Medical and Dental Benefits. A lump sum amount equal to (a) the amount of the monthly premiums that the Executive would be required to pay, if he or she elected “COBRA” continuation coverage under the medical and dental plans of the Corporation in which the Executive was participating immediately before the Qualified Termination of Employment, based upon the premium rates in effect as of the date of the Qualified Termination of Employment, times (b) 24.
2.Other Matters.
(a)Severance Pay Plan Payments. In the event of a Qualified Termination of Employment, the Executive shall not be entitled to receive any severance benefits that would otherwise be available to the Executive under the    Kimberly-Clark Corporation Severance Pay Plan (or any successor or additional plan), or any other severance program sponsored by the Corporation and/or any of its Subsidiaries.
(b)Participation in Employee Benefit Plans. The Executive’s participation in savings, retirement, profit sharing, stock option, and/or stock appreciation rights plans of the Corporation and/or any of its Subsidiaries shall continue only through the last day of the Executive’s employment. Any terminating distributions and/or vested rights under such plans shall be governed by the terms of those respective plans. Furthermore, the Executive’s participation in any insurance plans of the Corporation and rights to any other fringe benefits shall except as otherwise specifically provided in such plans or corporate policy, terminate as of the close of the Executive’s last day of employment, except to the extent specifically provided to the contrary in this Agreement. Nothing in this Agreement shall be deemed to entitle the Executive to any rights, or to payments under this Agreement, with respect to any employee benefit plan in which the Executive was not a participant prior to a Qualified Termination of Employment.
(c)Continuing Obligations. The Executive shall retain in confidence any confidential information known to the Executive concerning the Corporation and its business so long as such information is not publicly disclosed.
(d)No Guarantee of Employment. Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Corporation or any of its Subsidiaries and the rights of the Corporation and its Subsidiaries to terminate the employment of the Executive shall continue as fully as if this Agreement were not in effect;

provided that any Qualified Termination of Employment shall entitle the Executive to the benefits herein provided.
3.Definition of Change of Control. For the purpose of this Agreement, a “Change of Control” shall be deemed to have taken place upon the first of the following to occur after the date of this Agreement: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Corporation having 30% or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation.
4.Definition of Subsidiary. For purposes of this Agreement, a “Subsidiary” shall mean any domestic or foreign corporation at least twenty percent (20%) of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Corporation or by other Subsidiaries, provided, however, that “at least fifty percent (50%)” shall replace “at least twenty percent (20%)” where there is not a legitimate business criteria for using such lower percentage.
5.Certain Reduction of Payments by the Corporation.
(a)Anything in this Agreement to the contrary notwithstanding, in the event Deloitte & Touche LLP or such other certified public accounting firm designated by the Corporation (the “Accounting Firm”) shall determine that receipt of all Payments would subject the Executive to tax under Section 4999 of the Code, it shall determine whether some amount of Separation Payments would meet the definition of a “Reduced Amount.” If the Accounting Firm determines that there is a Reduced Amount, the aggregate Separation Payment shall be reduced to such Reduced Amount. All fees payable to the Accounting Firm with respect to this Paragraph 5 shall be paid solely by the Corporation.
(b)If the Accounting Firm determines that aggregate Separation Payments should be reduced to the Reduced Amount, the Corporation shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect, in the Executive’s sole discretion, which and how much of the Separation Payments that are not required to meet the requirements of Section 409A of the Code and the regulations promulgated thereunder shall be eliminated or reduced (as long as after such election the Value of the aggregate Separation Payments equals the Reduced Amount), and shall advise the Corporation in writing of the Executive’s election within ten days of the Executive’s receipt of notice. If no such election is made by the Executive within such ten-day period, the Corporation may elect which of such Separation Payments that are not required to meet the requirements of Section 409A of the Code and the regulations promulgated thereunder shall be eliminated or reduced (as long as after such election the

Value of the aggregate Separation Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this paragraph shall be binding upon the Corporation and the Executive, and shall be made as promptly as practicable. Following such determination, the Corporation shall pay to or distribute for the benefit of the Executive such Separation Payments as are then due to the Executive under this Agreement, and shall promptly pay to or distribute for the benefit of the Executive in the future such Separation Payments as become due to the Executive under this Agreement. Notwithstanding the prior sentence, such determination by the Accounting Firm shall be made within 60 days, and the payment by the Corporation shall be made within 90 days, of the later of a Separation from Service of the Executive or the date of the Change of Control.
(c)While it is the intention of the Corporation to reduce the amounts payable or distributable to the Executive hereunder only if the aggregate Net After Tax Receipts to the Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Corporation to or for the benefit of the Executive pursuant to this Agreement which should not have been so paid or distributed (“Overpayment”), or that additional amounts which will have not been paid or distributed by the Corporation to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm determines that an Overpayment has been made, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Executive which the Accounting Firm believes has a high probability of success, any such benefit of the Executive shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Corporation, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Executive to the Corporation if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code, or generate a refund of such taxes. In the event the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Notwithstanding anything in this Agreement to the contrary payment will be conditioned upon the Overpayment or Underpayment meeting the requirements of Section 409A of the Code and the regulations promulgated thereunder.

6.Definitions.
(a)Annual Bonus Amount: The three year average of the annual awards paid to the Executive under the Kimberly-Clark Corporation Executive Officer Achievement Award Program or the Kimberly-Clark Corporation Management Achievement Award Program, as applicable, or any successor or additional plan (the “Bonus Program”). The three year average of the annual awards paid to the Executive will be determined based on the higher of the three year period consisting of either (i) the year in which the Relevant Date occurred (or, if the bonus is not yet paid as of the Relevant Date, for the preceding year) and the two preceding years or, (ii) the year of the Qualified Termination of Employment (or, if the bonus is not yet paid as of the Qualified Termination of Employment, for the preceding year) and the two preceding years. If an Executive has been paid less than three years of annual awards the Annual Bonus Amount will be determined based on the average dollar amount of the annual awards paid in prior years to the Executive under the Bonus Program. If an Executive has not received any prior payment of annual awards, the Annual Bonus Amount under the Bonus Program will be determined as follows:
(1)    For an Executive classified at the Corporation’s Grade 1 through 4 level, the Annual Bonus Amount shall be based on the average dollar amount of the annual awards paid over the three year period to other employees at the same grade level.
(2)    For an Executive at GSLT level (except for the Chief Executive Officer of the Corporation), the Annual Bonus Amount shall be based on the average dollar amount of the annual awards paid over the three year period to Executives at GSLT level.
(3)    For the Chief Executive Officer of the Corporation, the Annual Bonus Amount shall be based on the average dollar amount of the annual awards paid over a three year period to the previous Chief Executive Officer(s) of the Corporation.
Notwithstanding anything in this Agreement to the contrary, this definition may be amended at the discretion of the Committee consistent with any amendment of the definition of Annual Bonus Amount under the Plan to allow any amounts payable by the Corporation to comply with the definition of performance based compensation under section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder).
(b)Board: The Board of Directors of the Corporation.
(c)Cause: The term “Cause” shall mean any of the following:
(i)the commission by the Executive of a felony;
(ii)the Executive’s dishonesty, habitual neglect or incompetence in the management of the affairs of the Corporation; or

(iii)the refusal or failure by the Executive to act in accordance with any lawful directive or order of the Corporation, or an act or failure to act by the Executive which is in bad faith and which is detrimental to the Corporation.
(d)Code: The Internal Revenue Code of 1986, as amended.
(e)Committee: The Management Development and Compensation Committee of the Board of Directors of the Corporation.
(f)Corporation: Kimberly-Clark Corporation and any successor thereto that assumes the Plan and the Agreements pursuant to Paragraph 7.(e) below.
(g)Equity Plans: The Kimberly-Clark Corporation 2011 Equity Participation Plan, the Kimberly-Clark Corporation 2001 Equity Participation Plan, and any successor or additional plans under which the Executive receives stock options, restricted stock or other equity-based compensation.
(h)Excise Tax: The excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.
(i)Fair Market Value: With respect to any publicly traded equity security, the reported closing price of such security on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or, if no such sale shall have been made on that day, on the last preceding day on which there was such a sale; and with respect to any other property, the fair market value thereof as determined by the Committee in good faith.
(j)Good Reason: Termination by the Executive for “Good Reason” shall mean the separation from service during the two year time period following the initial existence (without the Executive’s express written consent) of any one of the following conditions:

(a)	A material diminution in the Executive’s base compensation.

(b)	A material diminution in the Executive’s authority, duties, or responsibilities.

(c)
A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that a Executive report to a corporate officer or employee instead of reporting directly to the board of directors of the Corporation.

(d)	A material diminution in the budget over which the Executive retains authority.

(e)	A material change in the geographic location at which the Executive must perform the services.

(f)	Any other action or inaction that constitutes a material breach by the Corporation of any agreement under which the Executive provides services.

The Executive must provide notice to the Corporation of the existence of any of the above conditions within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Corporation must be provided a period of at least 30 days during which it may remedy the condition and not be required to pay the amount.
The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
(k) Net After Tax Receipt: The Value of a Payment, net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Code, under Section 3121 of the Code, and any state and local income taxes, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Executive’s taxable income for the immediately preceding taxable year.
(l)Qualified Termination of Employment: The separation of the Executive’s service with the Corporation and/or its Subsidiaries either (i) within the two (2) year period following a Change of Control of the Corporation (A) by the Corporation without Cause or, (B) by the Executive with Good Reason, or (ii) by the Corporation without Cause before a Change of Control, if a Change of Control occurs within one year after such Separation from Service and it is reasonably demonstrated by the Executive that such Separation from Service was at the request of a third party that had taken steps reasonably calculated to effect a Change of Control or otherwise arose in connection with or in anticipation of a Change of Control. A transfer of employment for administrative purposes among the Corporation and its Subsidiaries shall not be deemed a Qualified Termination of Employment, but if such a transfer results in the occurrence of Good Reason, the Executive shall have the right to terminate employment for Good Reason and such separation shall be a Qualified Termination of Employment.
(m)Reduced Amount: The greatest aggregate amount of Separation Payments which (a) is less than the sum of all Separation Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the Executive were paid the sum of all Separation Payments.
(n)Relevant Date: In the case of a Qualified Termination of Employment as described in clause (ii) of the definition of “Qualified Termination of Employment,” the date of such Qualified Termination of Employment and, in all other cases, the date of the Change of Control.
(o)Separation from Service. Termination of employment with the Corporation or a Subsidiary. A Separation from Service will be deemed to have occurred if the Executive’s services with the Corporation or a Subsidiary is reduced to an annual rate that is 20 percent or less of the services rendered, on average, during the immediately preceding three years of employment (or if employed less than three years, such lesser period).
(p)Separation Payment: A Payment paid or payable to the Executive pursuant to the Plan or this Agreement.
(q)Severance Period: The period of two years beginning on the date of the Qualified Termination of Employment.
(r)Value: With respect to a Payment, the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code or any other applicable date, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.
7.General.
(a)No Duty to Mitigate. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of the Plan, and such amounts shall not be reduced whether or not the Executive obtains other employment.
(b)Indemnification. If litigation shall be brought to enforce or interpret any provision contained herein, the Corporation hereby agrees to indemnify the Executive for the Executive’s reasonable attorney’s fees and disbursements incurred in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the Executive calculated at Citibank’s (or any successor entity) prime rate of interest in effect from time to time from the date that payment(s) to the Executive should have been made under this Agreement. The reimbursement of an attorney’s fees and disbursements incurred in such litigation will be made on or before the last day of the calendar year following the calendar year in which the expense was incurred.
(c)Payment Obligations Absolute. The Corporation’s obligation to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Except as expressly provided herein, the Corporation waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever.

(d)Unfunded Obligation. The obligation of the Corporation under this Agreement shall be unfunded. The Corporation shall not be required to segregate any assets that may at any time be represented by benefits under this Agreement. The Corporation shall not be deemed to be a trustee of any amounts to be paid under this Agreement. Any liability of the Corporation to the Executive with respect to any benefit shall be based solely upon any contractual obligations created hereunder; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Corporation.
(e)Successors. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive’s estate, and the Corporation and any successor of the Corporation, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Executive. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place.
(f)Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(g)Controlling Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware. Where appearing in this Agreement, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise.
(h)Entire Agreement. The Executive and the Corporation acknowledge that upon its effective date, this Agreement supersedes any and all prior agreements between the Executive and the Corporation under the Plan as in effect at this time or at any prior time. From and after the Relevant Date, except as specifically provided herein, this Agreement shall supersede any other agreement between the parties with respect to severance pay and benefits. Notwithstanding the foregoing, any previously executed noncompetition agreement shall continue in effect following the execution of this Agreement and the Relevant Date.
(i)Termination. This Agreement shall terminate on the third anniversary of the effective date hereof unless either (1) a Change of Control occurs on or before such third anniversary or (2) the Committee determines to extend this Agreement for an additional three-year term or such shorter period as it determines to be appropriate. Notwithstanding the foregoing, if at the time when this Agreement would otherwise terminate, a third party has taken steps reasonably calculated to effect a Change of Control or a Change of Control is otherwise under consideration, then this Agreement shall automatically continue in effect until (A) a Change of Control occurs, in which event this Agreement shall thereafter remain in effect in accordance with its terms, or (B) the Board makes a good faith determination that in its opinion, the efforts by the third party or the Corporation to effect a Change of Control have been abandoned, at which time the Agreement shall terminate unless it is extended pursuant to clause (2) of the preceding sentence.

IN WITNESS WHEREOF, the parties have executed this Agreement on the ______ day of ________________________, 20____.

Executive

KIMBERLY-CLARK CORPORATION

By:

Exhibit B
Tier II Agreement
KIMBERLY-CLARK CORPORATION
Executive Severance Agreement
As of December 31, 2014
AGREEMENT made effective as of the 31st day of December, 2014, between KIMBERLY-CLARK CORPORATION, a Delaware corporation, and _____ (the “Executive”).
W I T N E S S E T H:
WHEREAS, the Committee has approved the Corporation entering into severance agreements with key executives of the Corporation and its subsidiaries pursuant to the Executive Severance Plan (the “Plan”); and
WHEREAS, the Executive is a key executive of the Corporation or one of its subsidiaries and has been selected by the Committee as a key executive to be an Executive under the Plan; and
WHEREAS, should the Corporation receive or learn of any proposal by or from a third person concerning a possible business combination with, or acquisition of equity securities of, the Corporation, or should the Corporation otherwise consider or pursue a transaction that could lead to a change of control, the Committee believes it imperative that the Corporation and the Board be able to rely upon the Executive to continue in the Executive’s position, and that they be able to receive and rely upon the Executive’s advice, if they request it, as to the best interests of the Corporation and its stockholders, without concern that the Executive might be distracted by the personal uncertainties and risks created by such a possibility; and
WHEREAS, should the Corporation receive or consider any such proposal or transaction, in addition to the Executive’s regular duties, the Executive may be called upon to assist in the assessment of the proposal or transaction, advise management and the Board as to whether the proposal or transaction would be in the best interest of the Corporation and its stockholders, and to take such other actions as the Board might determine to be appropriate;
NOW, THEREFORE, to assure the Corporation that it will have the continued dedication of the Executive and the availability of the Executive’s advice and counsel notwithstanding the possibility, threat or occurrence of such a proposal or transaction, and to induce the Executive to remain in the employ of the Corporation, and for other good and valuable consideration, the Corporation and the Executive agree as follows:
In the event a third person, in order to effect a Change of Control (as hereinafter defined), begins a tender or exchange offer, circulates a proxy to stockholders, or takes other steps, or in the event the Corporation considers taking, or decides to take, steps that are expected to lead to a Change of Control, the Executive agrees that the Executive will not voluntarily leave the employ of the Corporation, and will render the services contemplated in the recitals to this

Agreement and the Plan, until the efforts by the third party or the Corporation to effect a Change of Control are abandoned or until a Change of Control has occurred.
1.Lump-Sum Cash Payment. In the event of a Qualified Termination of Employment (as hereinafter defined) the Corporation will pay to the Executive, as compensation for services rendered to the Corporation a lump-sum cash amount or amounts (subject to any applicable payroll or other taxes required to be withheld) calculated by adding the amounts specified in subparagraphs (a) through (f) below, such payments to be made within 10 days following the later of the date of Separation from Service or the date of the Change of Control, except to the extent not yet calculable, in which case such portions shall be paid as soon as practicable following the ability to calculate the amount. Notwithstanding the foregoing, except as provided in Paragraph 5, all amounts payable under the terms of the Plan shall be payable no later than March 15 of the year following the later of the date of Separation from Service or the date of the Change of Control. Notwithstanding anything in this Paragraph 1 to the contrary, any amounts which are payable due to amounts the Executive would have been entitled under a deferred compensation plan required to meet the requirements of Section 409A of the Code and the regulations promulgated thereunder, such amounts shall be payable at the date it would have been payable if the Executive were entitled to this amount under the terms of the deferred compensation plan.
(a)Salary plus Incentive Compensation. A lump sum amount equal to the sum of (a) the Executive’s annual base salary at the rate in effect immediately prior to the Relevant Date or, if higher, immediately before the Qualified Termination of Employment and (b) the Annual Bonus Amount;
(b)Equity Participation Plan - Option Shares. (a) Except with respect to incentive stock options outstanding at the effective date of the Executive’s Agreement for which the Option Price is lower than the Fair Market Value of the Stock at such date, all stock options that were granted to the Executive under any of the Equity Plans, including but not limited to any substitute plans adopted prior to the Relevant Date (or any successor or additional plan), that were outstanding both on the Relevant Date and immediately before the Qualified Termination of Employment, shall vest and become exercisable and the Qualified Termination of Employment of the Executive shall be deemed a retirement for purposes of exercising the stock options under the terms of the Equity Plans, and (b) notwithstanding the foregoing, with respect to Incentive Stock Options that were outstanding at the effective date of the Executive’s Agreement for which the Option Price is lower than the Fair Market Value of the Stock at such date, and which were forfeited upon the Executive’s Separation from Service, a lump sum amount equal to the excess of (I) the aggregate Fair Market Value on the date of separation of the shares of common stock of the Corporation or other equity security then subject to such Incentive Stock Options over (II) the aggregate option price for such shares or other equity security;

2

(c) Restricted Stock. A lump sum amount equal to the sum of (i) with respect to restricted shares and/or restricted share units granted to the Executive under any of the Equity Plans that were outstanding but not vested on the Relevant Date, where such vesting of restricted shares and/or restricted share units was not determined by the attainment of performance goals, and which are forfeited as a result of the Executive’s Separation from Service, an amount equal to the Fair Market Value of an equivalent number of shares of common stock of the Corporation (or such other equity security into which the restricted shares and/or restricted share units has been converted) on the date of Separation from Service, and (ii) an amount equal to the Average PRSU Payout multiplied by the number of annual PRSU grants which are forfeited due to the Qualified Termination of Employment. The forfeited restricted shares and/or restricted share units determined by the attainment of performance goals according to a schedule determined by the Committee will not be paid. For purposes of this subsection (iii) the Average PRSU Payout shall mean the three year average of the dollar amount of the restricted shares and/or restricted share units determined by the attainment of performance goals (the “PRSU’s”) awards paid to the Executive under the Equity Plans, or any successor or additional plan. The three year average of the PRSU’s paid to the Executive will be determined based on the higher of two dollar amount averages computed during alternative three year periods consisting of either (i) the year in which the Relevant Date occurred (or, if the award is not yet paid as of the Relevant Date, for the preceding year) and the two preceding years or, (ii) the year of the Qualified Termination of Employment (or, if the award is not yet paid as of the Qualified Termination of Employment, for the preceding year) and the two preceding years. If an Executive has been paid less than three years of PRSU’s the three year average of the PRSU’s paid to the Executive will be determined based on the average dollar amount of the PRSU’s paid in prior years to the Executive under the Equity Plans, or any successor or additional plan. If an Executive has not received any prior payment of PRSU’s, the Average PRSU Payout under the Equity Plans, or any successor or additional plan, will be determined as follows:
(1)    For an Executive classified at the Corporation’s Grade 1 through 4 level, as defined by the Corporation’s compensation department, the Average PRSU Payout shall be calculated based on the prior three year average dollar amount of the PRSU’s paid to other employees at the same grade level.
(2)    For an Executive at GSLT level (except for the Chief Executive Officer of the Corporation), the Average PRSU Payout shall be calculated based on the prior three year average dollar amount of the PRSU’s paid to Executives at GSLT level.

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(3)    For the Chief Executive Officer of the Corporation, the Average PRSU Payout shall be calculated based on the prior three year average dollar amount of the PRSU’s paid to the previous Chief Executive Officer(s) of the Corporation.
Notwithstanding anything in the Plan to the contrary, this definition may be amended at the discretion of the Committee to allow any amounts payable by the Corporation to comply with the definition of performance based compensation under section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder);
(d)Successor or Additional Stock Appreciation Right, Incentive Compensation, and Bonus Plan. A lump sum amount equal to the payment to which the Executive would have been entitled had all amounts awarded or granted to the Executive, vested or matured, under any stock appreciation right, incentive compensation, and bonus plans, which are adopted after the effective date of the Executive’s Agreement and in which the Executive participates immediately prior to the Relevant Date, including but not limited to any substitute plans adopted prior to the Relevant Date (or any successor or additional plan), which had not vested or matured as of the date of Separation from Service and will not vest or mature as a result of the Executive’s Separation from Service, such payment to be determined as though such award or grant had vested or matured on the date of the Executive’s Separation from Service;
(e)401(k) and Profit Sharing Plan. A lump sum amount equal to the excess of (A) the benefits under the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan (or any successor or additional plans) and the Kimberly-Clark Corporation Retirement Contribution Excess Benefit Program (or any successor or additional plans) (individually the “EBP” and collectively, the “401(k) and Profit Sharing Plan”) to which the Executive would be entitled if the Executive were fully vested in all of his or her benefits under the 401(k) and Profit Sharing Plan at the date of Separation from Service, over (B) the value of the benefits to which the Executive is actually entitled at the date of Separation from Service, based upon the value of the Executive’s account as of the most recent valuation date before the date of the Qualified Termination of Employment. Notwithstanding anything in Paragraph 1 to the contrary, any amounts under this subparagraph which are payable due to amounts the Executive would have been entitled under the EBP shall be payable at the date such amount would have been payable if the Executive were entitled to this amount under the terms of the EBP; and
(f)Medical and Dental Benefits. A lump sum amount equal to (a) the amount of the monthly premiums that the Executive would be required to pay, if he or she elected “COBRA” continuation coverage under the medical and dental plans of the Corporation in which the Executive was participating immediately before the Qualified Termination of

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Employment, based upon the premium rates in effect as of the date of the Qualified Termination of Employment, times (b) 12.
2.Other Matters.
(a)Severance Pay Plan Payments. In the event of a Qualified Termination of Employment, the Executive shall not be entitled to receive any severance benefits that would otherwise be available to the Executive under the Kimberly-Clark Corporation Severance Pay Plan (or any successor or additional plan), or any other severance program sponsored by the Corporation and/or any of its Subsidiaries.
(b)Participation in Employee Benefit Plans. The Executive’s participation in savings, retirement, profit sharing, stock option, and/or stock appreciation rights plans of the Corporation and/or any of its Subsidiaries shall continue only through the last day of the Executive’s employment. Any terminating distributions and/or vested rights under such plans shall be governed by the terms of those respective plans. Furthermore, the Executive’s participation in any insurance plans of the Corporation and rights to any other fringe benefits shall except as otherwise specifically provided in such plans or corporate policy, terminate as of the close of the Executive’s last day of employment, except to the extent specifically provided to the contrary in this Agreement. Nothing in this Agreement shall be deemed to entitle the Executive to any rights, or to payments under this Agreement, with respect to any employee benefit plan in which the Executive was not a participant prior to a Qualified Termination of Employment.
(c)Continuing Obligations. The Executive shall retain in confidence any confidential information known to the Executive concerning the Corporation and its business so long as such information is not publicly disclosed.
(d)No Guarantee of Employment. Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Corporation or any of its Subsidiaries and the rights of the Corporation and its Subsidiaries to terminate the employment of the Executive shall continue as fully as if this Agreement were not in effect; provided that any Qualified Termination of Employment shall entitle the Executive to the benefits herein provided.
3.Definition of Change of Control. For the purpose of this Agreement, a “Change of Control” shall be deemed to have taken place upon the first of the following to occur after the date of this Agreement: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Corporation having 30% or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the

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Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation.
4.Definition of Subsidiary. For purposes of this Agreement, a “Subsidiary” shall mean any domestic or foreign corporation at least twenty percent (20%) of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Corporation or by other Subsidiaries, provided, however, that “at least fifty percent (50%)” shall replace “at least twenty percent (20%)” where there is not a legitimate business criteria for using such lower percentage.
5.Certain Reduction of Payments by the Corporation .
(a)Anything in this Agreement to the contrary notwithstanding, in the event Deloitte & Touche LLP or such other certified public accounting firm designated by the Corporation (the “Accounting Firm”) shall determine that receipt of all Payments would subject the Executive to tax under Section 4999 of the Code, it shall determine whether some amount of Separation Payments would meet the definition of a “Reduced Amount.” If the Accounting Firm determines that there is a Reduced Amount, the aggregate Separation Payment shall be reduced to such Reduced Amount. All fees payable to the Accounting Firm with respect to this Paragraph 5 shall be paid solely by the Corporation.
(b)If the Accounting Firm determines that aggregate Separation Payments should be reduced to the Reduced Amount, the Corporation shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect, in the Executive’s sole discretion, which and how much of the Separation Payments that are not required to meet the requirements of Section 409A of the Code and the regulations promulgated thereunder shall be eliminated or reduced (as long as after such election the Value of the aggregate Separation Payments equals the Reduced Amount), and shall advise the Corporation in writing of the Executive’s election within ten days of the Executive’s receipt of notice. If no such election is made by the Executive within such ten-day period, the Corporation may elect which of such Separation Payments that are not required to meet the requirements of Section 409A of the Code and the regulations promulgated thereunder shall be eliminated or reduced (as long as after such election the Value of the aggregate Separation Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this paragraph shall be binding upon the Corporation and the Executive, and shall be made as promptly as practicable. Following such determination, the Corporation shall pay to or distribute for the benefit of the Executive such Separation Payments as are then due to the Executive under this Agreement, and shall promptly pay to or distribute for the benefit of the Executive in the future such Separation Payments as become due to the Executive under this Agreement. Notwithstanding the prior sentence, such determination by the Accounting Firm shall be made within 60 days, and the payment by the Corporation shall

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be made within 90 days, of the later of a Separation from Service of the Executive or the date of the Change of Control.
(c)While it is the intention of the Corporation to reduce the amounts payable or distributable to the Executive hereunder only if the aggregate Net After Tax Receipts to the Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Corporation to or for the benefit of the Executive pursuant to this Agreement which should not have been so paid or distributed (“Overpayment”), or that additional amounts which will have not been paid or distributed by the Corporation to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm determines that an Overpayment has been made, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Executive which the Accounting Firm believes has a high probability of success, any such benefit of the Executive shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Corporation, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Executive to the Corporation if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code, or generate a refund of such taxes. In the event the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.
Notwithstanding anything in this Agreement to the contrary, payment will be conditioned upon the Overpayment or Underpayment meeting the requirements of Section 409A of the Code and the regulations promulgated thereunder.
6.Definitions.
(a)Annual Bonus Amount: The three year average of the annual awards paid to the Executive under the Kimberly-Clark Corporation Executive Officer Achievement Award Program or the Kimberly-Clark Corporation Management Achievement Award Program, as applicable, or any successor or additional plan (the “Bonus Program”). The three year average of the annual awards paid to the Executive will be determined based on the higher of the three year period consisting of either (i) the year in which the Relevant Date occurred (or, if the bonus is not yet paid as of the Relevant Date, for the preceding year)

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and the two preceding years or, (ii) the year of the Qualified Termination of Employment (or, if the bonus is not yet paid as of the Qualified Termination of Employment, for the preceding year) and the two preceding years. If an Executive has been paid less than three years of annual awards the Annual Bonus Amount will be determined based on the average dollar amount of the annual awards paid in prior years to the Executive under the Bonus Program. If an Executive has not received any prior payment of annual awards, the Annual Bonus Amount under the Bonus Program will be determined as follows:
(1)    For an Executive classified at the Corporation’s Grade 1 through 4 level, the Annual Bonus Amount shall be based on the average dollar amount of the annual awards paid over the three year period to other employees at the same grade level.
(2)    For an Executive at GSLT level (except for the Chief Executive Officer of the Corporation), the Annual Bonus Amount shall be based on the average dollar amount of the annual awards paid over the three year period to Executives at GSLT level.
(3)    For the Chief Executive Officer of the Corporation, the Annual Bonus Amount shall be based on the average dollar amount of the annual awards paid over a three year period to the previous Chief Executive Officer(s) of the Corporation.
Notwithstanding anything in this Agreement to the contrary, this definition may be amended at the discretion of the Committee consistent with any amendment of the definition of Annual Bonus Amount under the Plan to allow any amounts payable by the Corporation to comply with the definition of performance based compensation under section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder).
(b)Board: The Board of Directors of the Corporation.
(c)Cause: The term “Cause” shall mean any of the following:
(i)the commission by the Executive of a felony;
(ii)the Executive’s dishonesty, habitual neglect or incompetence in the management of the affairs of the Corporation; or
(iii)the refusal or failure by the Executive to act in accordance with any lawful directive or order of the Corporation, or an act or failure to act by the Executive which is in bad faith and which is detrimental to the Corporation.
(d)Code: The Internal Revenue Code of 1986, as amended.
(e)Committee: The Management Development and Compensation Committee of the Board of Directors of the Corporation.

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(f)Corporation: Kimberly-Clark Corporation and any successor thereto that assumes the Plan and the Agreements pursuant to Paragraph 7.(e) below.
(g)Equity Plans: The Kimberly-Clark Corporation 2011 Equity Participation Plan, the Kimberly-Clark Corporation 2001 Equity Participation Plan, and any successor or additional plans under which the Executive receives stock options, restricted stock or other equity-based compensation.
(h)Excise Tax: The excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.
(i)Fair Market Value: With respect to any publicly traded equity security, the reported closing price of such security on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or, if no such sale shall have been made on that day, on the last preceding day on which there was such a sale; and with respect to any other property, the fair market value thereof as determined by the Committee in good faith.
(j)Good Reason: Termination by the Executive for “Good Reason” shall mean the separation from service during the two year time period following the initial existence (without the Executive’s express written consent) of any one of the following conditions:
(a)    A material diminution in the Executive’s base compensation.
(b)    A material diminution in the Executive’s authority, duties, or responsibilities.
(c)    A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that a Executive report to a corporate officer or employee instead of reporting directly to the board of directors of the Corporation.
(d)    A material diminution in the budget over which the Executive retains authority.
(e)    A material change in the geographic location at which the Executive must perform the services.
(f)    Any other action or inaction that constitutes a material breach by the Corporation of any agreement under which the Executive provides services.
The Executive must provide notice to the Corporation of the existence of any of the above conditions within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Corporation must be provided a period of at least 30 days during which it may remedy the condition and not be required to pay the amount.

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The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
(k)Net After Tax Receipt: The Value of a Payment, net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Code, under Section 3121 of the Code, and any state and local income taxes, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Executive’s taxable income for the immediately preceding taxable year.
(l)Qualified Termination of Employment: The separation of the Executive’s service with the Corporation and/or its Subsidiaries either (i) within the two (2) year period following a Change of Control of the Corporation (A) by the Corporation without Cause or (B) by the Executive with Good Reason, or (ii) by the Corporation without Cause before a Change of Control, if a Change of Control occurs within one year after such Separation from Service and it is reasonably demonstrated by the Executive that such Separation from Service was at the request of a third party that had taken steps reasonably calculated to effect a Change of Control or otherwise arose in connection with or in anticipation of a Change of Control. A transfer of employment for administrative purposes among the Corporation and its Subsidiaries shall not be deemed a Qualified Termination of Employment, but if such a transfer results in the occurrence of Good Reason, the Executive shall have the right to terminate employment for Good Reason and such separation shall be a Qualified Termination of Employment.
(m)Reduced Amount: The greatest aggregate amount of Separation Payments which (a) is less than the sum of all Separation Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the Executive were paid the sum of all Separation Payments.
(n)Relevant Date: In the case of a Qualified Termination of Employment as described in clause (ii) of the definition of “Qualified Termination of Employment,” the date of such Qualified Termination of Employment and, in all other cases, the date of the Change of Control.
(o)Separation from Service: Termination of employment with the Corporation or a Subsidiary. A Separation from Service will be deemed to have occurred if the Executive’s services with the Corporation or a Subsidiary is reduced to an annual rate that is 20 percent or less of the services rendered, on average, during the immediately preceding three years of employment (or if employed less than three years, such lesser period).
(p)Separation Payment: A Payment paid or payable to the Executive pursuant to the Plan or this Agreement.

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(q)Severance Period: The period of one year beginning on the date of the Qualified Termination of Employment.
(r)Value: With respect to a Payment, the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code or any other applicable date, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.
7.General.
(a)No Duty to Mitigate. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of the Plan, and such amounts shall not be reduced whether or not the Executive obtains other employment.
(b)Indemnification. If litigation shall be brought to enforce or interpret any provision contained herein, the Corporation hereby agrees to indemnify the Executive for the Executive’s reasonable attorney’s fees and disbursements incurred in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the Executive calculated at Citibank’s (or any successor entity) prime rate of interest in effect from time to time from the date that payment(s) to the Executive should have been made under this Agreement. The reimbursement of an attorney’s fees and disbursements incurred in such litigation will be made on or before the last day of the calendar year following the calendar year in which the expense was incurred.
(c)Payment Obligations Absolute. The Corporation’s obligation to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Except as expressly provided herein, the Corporation waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever.
(d)Unfunded Obligation. The obligation of the Corporation under this Agreement shall be unfunded. The Corporation shall not be required to segregate any assets that may at any time be represented by benefits under this Agreement. The Corporation shall not be deemed to be a trustee of any amounts to be paid under this Agreement. Any liability of the Corporation to the Executive with respect to any benefit shall be based solely upon any

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contractual obligations created hereunder; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Corporation.
(e)Successors. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive’s estate, and the Corporation and any successor of the Corporation, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by the Executive. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place.
(f)Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(g)Controlling Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware. Where appearing in this Agreement, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise.
(h)Entire Agreement. The Executive and the Corporation acknowledge that upon its effective date, this Agreement supersedes any and all prior agreements between the Executive and the Corporation under the Plan as in effect at this time or at any prior time. From and after the Relevant Date, except as specifically provided herein, this Agreement shall supersede any other agreement between the parties with respect to severance pay and benefits. Notwithstanding the foregoing, any previously executed noncompetition agreement shall continue in effect following the execution of this Agreement and the Relevant Date.
(i)Termination. This Agreement shall terminate on the third anniversary of the effective date hereof unless either (1) a Change of Control occurs on or before such third anniversary or (2) the Committee or the Chief Executive Officer of the Corporation determines to extend this Agreement for an additional three-year term or such shorter period as the Committee or the Chief Executive Officer of the Corporation determines to be appropriate. Notwithstanding the foregoing, if at the time when this Agreement would otherwise terminate, a third party has taken steps reasonably calculated to effect a Change of Control or a Change of Control is otherwise under consideration, then this Agreement shall automatically continue in effect until (A) a Change of Control occurs, in which event

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this Agreement shall thereafter remain in effect in accordance with its terms, or (B) the Board makes a good faith determination that in its opinion, the efforts by the third party or the Corporation to effect a Change of Control have been abandoned, at which time the Agreement shall terminate unless it is extended pursuant to clause (2) of the preceding sentence.

IN WITNESS WHEREOF, the parties have executed this Agreement on the ______ day of ________________________, 20____.

Executive

KIMBERLY-CLARK CORPORATION

By:

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